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                                                                  EXHIBIT 10.27




                                  HILTON HOTELS
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                         EFFECTIVE AS OF JANUARY 1, 1997
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                                  HILTON HOTELS
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE I
                              TITLE AND DEFINITIONS
         1.1 -  Title. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2 -  Definitions. . . . . . . . . . . . . . . . . . . . . . . . .   2

                                   ARTICLE II
                                  PARTICIPATION
         2.1 -  Participation. . . . . . . . . . . . . . . . . . . . . . . .   9

                                   ARTICLE III
                               DEFERRAL ELECTIONS
         3.1 -  Elections to Defer Compensation. . . . . . . . . . . . . . .  10
         3.2 -  Investment Elections . . . . . . . . . . . . . . . . . . . .  12

                                   ARTICLE IV
                                    ACCOUNTS
         4.1 -  Deferral Account . . . . . . . . . . . . . . . . . . . . . .  13
         4.2 -  Company Contribution Account . . . . . . . . . . . . . . . .  14

                                    ARTICLE V
                                     VESTING
         5.1 -  Deferral Account . . . . . . . . . . . . . . . . . . . . . .  16
         5.2 -  Company Contribution Account . . . . . . . . . . . . . . . .  16

                                   ARTICLE VI
                                  DISTRIBUTIONS
         6.1 -  Distribution of Deferred Compensation. . . . . . . . . . . .  17
         6.2 -  Inability to Locate Participant. . . . . . . . . . . . . . .  19
         6.3 -  Payment by Trust . . . . . . . . . . . . . . . . . . . . . .  19
         6.4 -  Withdrawals. . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.5 -  Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.6 -  Distributions on Disability. . . . . . . . . . . . . . . . .  20

                                   ARTICLE VII
                                 DEATH BENEFITS
         7.1 -  In General . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.2 -  Payment of Death Benefits. . . . . . . . . . . . . . . . . .  21

                                       i

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                                  ARTICLE VIII
                                   ARBITRATION
         8.1 -  Arbitration. . . . . . . . . . . . . . . . . . . . . . . . .  21

                                   ARTICLE IX
                                 ADMINISTRATION
         9.1 -  Committee. . . . . . . . . . . . . . . . . . . . . . . . . .  24
         9.2 -  Committee Action . . . . . . . . . . . . . . . . . . . . . .  25
         9.3 -  Powers and Duties of the Committee . . . . . . . . . . . . .  25
         9.4 -  Construction and Interpretation. . . . . . . . . . . . . . .  26
         9.5 -  Information. . . . . . . . . . . . . . . . . . . . . . . . .  27
         9.6 -  Compensation, Expenses and Indemnity . . . . . . . . . . . .  27
         9.7 -  Quarterly Statements . . . . . . . . . . . . . . . . . . . .  28

                                    ARTICLE X
                                  MISCELLANEOUS
         10.1 - Unsecured General Creditor . . . . . . . . . . . . . . . . .  28
         10.2 - Restriction Against Assignment . . . . . . . . . . . . . . .  29
         10.3 - Withholding  . . . . . . . . . . . . . . . . . . . . . . . .  29
         10.4 - Amendment, Modification, Suspension or Termination . . . . .  30
         10.5 - Governing Law  . . . . . . . . . . . . . . . . . . . . . . .  30
         10.6 - Receipt or Release . . . . . . . . . . . . . . . . . . . . .  30
         10.7 - Payments on Behalf of Persons Under Incapacity . . . . . . .  31
         10.8 - Headings, etc. Not Part of Agreement . . . . . . . . . . . .  31

                                       ii

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                                  HILTON HOTELS
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         WHEREAS, Hilton Hotels Corporation (the "Company") desires to establish a deferred compensation plan to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary and through the Company's contributions, effective as of January 1, 1997; and

         WHEREAS, it is believed that the adoption of this plan providing for deferred compensation at the election of each executive will be in the best interests of the Company;

         NOW, THEREFORE, it is hereby declared as follows:


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                                    ARTICLE I
                              TITLE AND DEFINITIONS

1.1 -    TITLE.

         This Plan shall be known as the Hilton Hotels Executive Deferred Compensation Plan.

1.2 -    DEFINITIONS.

         Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

         "Account" or "Accounts" shall mean a Participant's Deferral Account and/or Company Contribution Account.

         "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No Beneficiary designation shall become effective until it is filed with the Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal

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representative of the participant's estate (which shall include either the
Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (1) to that person's living parent(s) to act as custodian,
(2) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

         "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

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         "Change in Control" shall mean shall mean the first to occur of any of the following events:

              (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
                   (ii) and (iii) of subsection (c); or

              (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority

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                   of the Board; provided, however, that any individual
                   becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case my be, of the corporation resulting from such Business Combination (including, without limitation, a corporation

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                   which as a result of such transaction owns the Company or
                   all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

              (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

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         "Committee" shall mean the Committee appointed by the Board to administer the Plan in accordance with Article IX.

         "Company" shall mean Hilton Hotels Corporation, any successor corporation and each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which Hilton Hotels Corporation is a component member.

         "Company Contribution Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with an amount equal to the Company Contribution Amount, if any, and earnings or losses pursuant to Section 4.2.

         "Company Contribution Amount" shall equal the amount described in
Section 4.2.

         "Compensation" shall mean the total salary paid to the Eligible Employee, including bonuses, in a Plan Year.

         "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to
(1) the portion of the Participant's Compensation that he or she elects to defer, and (2) investment gains and losses pursuant to Section 4.1.

         "Disabled" or "Disability" shall mean that a Participant is disabled due to sickness or injury which qualifies the Participant for disability payments under the Company's long term

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disability plan.  A Participant shall be considered totally and permanently disabled on the date he qualifies for such long term disability payments.

         "Effective Date" shall mean January 1, 1997.

         "Eligible Employee" shall mean (i) officers of Hilton Hotels Corporation at the Vice President level or higher, (ii) hotel general managers who are employed by the Company, and (iii) Highly Compensated Employees who are selected by the Committee (or its delegate) to participate in the Plan pursuant to Section 2.1.

         "Fund" or "Funds" shall mean one or more of the investments selected by the Committee pursuant to Section 3.2(b).

         "Highly Compensated Employee" shall mean an employee of the Company who the Committee (or its delegate), in its discretion, anticipates will receive Compensation in excess of the salary limitation contained in Section 401(a)(17) of the Code for the applicable Plan Year.

         "Investment Return" shall mean, for each Fund, an amount equal to the net investment performance of such Fund on a given day, as determined by the Committee.

         "Participant" shall mean any Eligible Employee who elects to defer Compensation in accordance with Section 3.1.

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         "Plan" shall mean the Hilton Hotels Executive Deferred Compensation
Plan set forth herein, in effect as of the Effective Date, or as amended from time to time.

         "Plan Year" shall mean the 12 consecutive month period beginning on a January 1.

         "Year of Vesting Service" shall mean "Year of Service" as defined in the Hilton Hotels Thrift Savings Plan. For Participant's who were employed by Bally Entertainment Corp. ("Bally") immediately prior to Bally being merged with the Company, Years of Vesting Service shall include any service of such Participants with Bally, calculated as if Bally's had maintained the Hilton Hotels Thrift Savings Plan.

                                   ARTICLE II
                                  PARTICIPATION

2.1 -    PARTICIPATION.

         Prior to December 31 of each year, the Committee (or its delegate) shall designate which Highly Compensated Employees shall become Eligible Employees for the following Plan Year. An Eligible Employee shall become a Participant in the Plan by electing to defer a portion of his or her Compensation in accordance with Section 3.1.

                                   ARTICLE III
                               DEFERRAL ELECTIONS

3.1 -    ELECTIONS TO DEFER COMPENSATION.

         (a) Each Eligible Employee may elect to defer Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than December 31 of the year preceding the year for which the election is to become effective. Persons who become Eligible Employees because they are promoted or hired by the Company to a position of Vice President or hotel general manager on or after January 1, but before July 1 of a Plan Year, may elect to defer Compensation effective July 1 of that Plan Year by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than June 30 of that Plan Year.

         (b) The amount of Compensation which an Eligible Employee may elect to defer is any percentage or dollar amount of Compensation up to the limits indicated in the following table, with respect to that Eligible Employee's age as of the December 31 of the year preceding the year for which the election is to become effective.


                   AGE                     MAXIMUM DEFERRAL
                   50 or younger           25% of Compensation
                   51 to 55                50% of Compensation
                   56 to 60                75% of Compensation
                   Over 60                 100% of Compensation

         Notwithstanding the foregoing, no Eligible Employee shall be permitted to defer Compensation which the Committee (or its delegate) reasonably determines is required to pay the Eligible Employee's portion of payroll taxes and contributions towards benefits (including, but not limited to, medical, life, dental and disability) provided to the Eligible Employee and his or her dependents.

         (d)  Any deferral election made under paragraph (a) of this Section
3.1 shall remain in effect and be irrevocable, notwithstanding any change in the Participant's Compensation, for the entire Plan Year for which it is effective. Subject to the provisions of this Section 3.1, a Participant shall file a new election each year with the Committee by December 31, for Compensation earned during the Plan Year beginning on January 1 of the immediately following year.

         (e) Notwithstanding the above, any Participant may file a new election with the Committee, on a form provided by the Committee, at any time during the Plan Year to terminate such Participant's Deferral Election then in effect, thereby reducing such Participant's Deferral Percentage to 0%. If such an election is made, the Participant shall make no further deferrals under this Plan for that Plan Year. Such election shall be valid as soon as administratively feasible following its receipt by the Committee.

3.2 -    INVESTMENT ELECTIONS.

         (a) At the time of making the deferral elections described in Section 3.1, the Participant shall designate, in a manner prescribed by the Committee, which Funds the Participant's Accounts will be deemed to be invested in for purposes of determining the Investment Return to be credited to those Accounts. The initial Funds shall be as set forth below; the Committee may add, change, or delete Funds at any time:

              1)   Fixed Income Fund
              2)   S & P 500 Index Stock Fund
              3)   Balanced Fund
              4)   Growth & Income Stock Fund

         In making the designation pursuant to this Section 3.2, the Participant may specify that all or any whole percentage of his Accounts be deemed to be invested in one or more of the Funds. A Participant may change the designation made under this Section 3.2, in a manner prescribed by the Committee, on any business day. Such change shall be effective as soon as administratively feasible after it is received.

         (b) If a Participant fails to elect a type of Fund under this Section 3.2, he or she shall be deemed to have elected the Balanced Fund (or, if the Balanced Fund is eliminated, the Fund designated by the Committee).

         (c) Although the Participant may designate the Funds according to paragraph (a) above, the Committee shall select from time to time, in its sole discretion, for each of the Funds described in paragraph (a), a commercially available mutual fund or contract or an investment fund established with and administered by an investment manager selected by the Committee. The Investment Return of each such commercially available mutual fund, contract or investment fund shall be used to determine the amount of earnings to be credited to Participants' Accounts under Article IV.

                                   ARTICLE IV
                                    ACCOUNTS

4.1 -    DEFERRAL ACCOUNT.

         The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("subaccounts"), each of which corresponds to a Fund elected by the Participant pursuant to Section 3.2(a). A Participant's Deferral Account shall be credited as follows:

         (a) As of the last day of each payroll period, the Committee shall credit the subaccounts of the Participant's Deferral Account with an amount equal to the Compensation deferred by the Participant during such payroll period in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Compensation that the Participant has elected to be deemed to be invested in a certain
Fund shall be credited to the subaccount corresponding to that Fund; and

         (b) Each subaccount of a Participant's Deferral Account shall, as of each business day, be credited with earnings and debited with losses in an amount equal to that determined by multiplying the balance credited to such subaccount as of the previous day by the Investment Return for the corresponding Fund pursuant to Section 3.2(b).

4.2 -    COMPANY CONTRIBUTION ACCOUNT.

         The Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan. Each Participant's Company Contribution Account shall be further divided into separate subaccounts corresponding to the Fund elected by the Participant pursuant to Section 3.2(a). A Participant's Company Contribution Account shall be credited as follows:

         (a) As of the last day of each payroll period, the Committee shall credit the subaccounts of the Participant's Company Contribution Account with an amount equal to the portion of the Company Contribution Amount, if any, which the Participant elected to be deemed to be invested in a certain type of Fund. Subject to paragraph (d) below, a Participant's Company Contribution Amount for any payroll period shall be equal to: (1) If the Participant has five or fewer Years of Vesting Service as of the December 31 preceding that Plan Year, 50% of the Compensation deferred by the Participant during such payroll period in accordance with the Participant's election under Section 3.2(a), disregarding any such deferral in excess of 10% of the Participant's Compensation for such payroll period or, if the Participant has more than five Years of Vesting Service as of the December 31 preceding that Plan Year, 75% of the Compensation deferred by the Participant during such payroll period in accordance with the Participant's election under Section 3.2(a), disregarding any such deferral in excess of 10% of the Participant's Compensation for such payroll period; less (2) any contributions that the Company made on behalf of the Participant to the Hilton Hotels Thrift Savings Plan for such payroll period;

         (b) Each subaccount of a Participant's Company Contribution Account shall be credited daily with earnings or losses in an amount equal to that determined by multiplying the balance credited to such subaccount as of the previous day by the Investment Return for the corresponding Fund selected by the Company pursuant to Section 3.2(b);

         (c)  As of the last day of each month, forfeitures that occurred under
Section 5.2 during such month shall be returned to the Company for its unrestricted use; and

         (d) As of the last day of the last month for each Plan Year, a Participant's Company Contribution Amount to be credited on such date pursuant to paragraph (a) above, shall be adjusted so that the Participant's total Company Contribution Amounts for the payroll periods ending in the Plan Year equal: (1) either 50% or 75%, as determined pursuant to paragraph (a), of the salary deferred by the Participant during the payroll periods ending in that Plan Year, disregarding any such deferrals in excess of 10% of the

Participant's Compensation for such payroll periods ending in that Plan Year; less (2) any contributions that the Company made on behalf of the Participant to the Hilton Hotels Thrift Savings Plan for such payroll periods ending in that Plan Year.

         (e) Notwithstanding the above paragraphs of this Section 4.2, from time-to-time and in its sole discretion, the Board may provide that additional Company Contribution Amounts be credited to some or all Participants, according to the terms and conditions determined by the Board.

                                    ARTICLE V
                                     VESTING

5.1 -    DEFERRAL ACCOUNT.

         A Participant's Deferral Account shall be 100% vested at all times.

5.2 -    COMPANY CONTRIBUTION ACCOUNT.

         (a) Each Participant's Company Contribution Account shall become nonforfeitable in the following increments: (1) 25% upon the Participant's completion of two Years of Vesting Service, (2) an additional 25% (50% total) upon completion of three Years of Vesting Service, (3) an additional 25% (75% total) upon completion of four Years of Vesting

Service, and (4) in its entirety after the Participant's completion of five Years of Vesting Service.

         (b) Notwithstanding paragraph (a) of this Section 5.2, a Participant's Company Contribution Account shall become 100% vested should: (1) the Participant die while employed by the Company, (2) the Participant become Disabled while employed by the Company, or (3) there occur a Change of Control.

         (c) When a Participant terminates employment, the portion of his or her Company Contribution Account which is not vested shall immediately be forever forfeited to the Company, and the Company shall have no obligation to the Participant (or Beneficiary) with respect to such forfeited amount.

                                   ARTICLE VI
                                  DISTRIBUTIONS

6.1 -    DISTRIBUTION OF DEFERRED COMPENSATION.

         (a) A Participant may elect, on the form provided by the Committee to defer Compensation under Section 3.1, to receive one of the optional forms of payment described in Section 6.1(c). If such an election is made in a timely fashion, as set forth in Section 6.1(c), it shall be effective for all of the Participant's Accounts, subject to the Participant timely electing a new optional form of payment pursuant to Section 6.1(c).

         (b) The amount credited to a Participant's Deferral Account and the vested portion of the amount credited to his or her Company Contribution Account shall be paid to the Participant (or, in the case of his or her death, Beneficiary) in the form of payment the participant timely elected. If no such timely election was made, the payment shall be made in the form of a cash lump sum payment within 90 days following the Participant's termination of employment.

         (c) A Participant may elect one of the following optional forms of payment provided that such optional form of payment does not occur or commence before his or her termination date:

              (1) A lump sum payment on the date designated by the Participant in his or her election, or

              (2) Substantially equal annual installments over five, ten, or fifteen years, to begin on a date designated by the Participant in his or her election.

         A Participant's election is timely only if the election is filed with the Committee in the manner prescribed by the Committee at least one year prior to the date the Participant's employment with the Company terminates.

         (d) The unpaid portion of a Participant's Accounts shall continue to be credited monthly with earnings pursuant to Section 4.1 of the Plan until all amounts credited to his or her Accounts under the Plan have been distributed. If installment payments are made under this Plan, the Committee shall adjust the amount of the installments as it deems appropriate to take into account investment gains or losses which occur during the period when installment payments are made.
Such adjustments shall be made so that the total payments to the Participant equal the Participant's Accounts, adjusted for investment gains and losses.

6.2 -    INABILITY TO LOCATE PARTICIPANT.

         In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the date the Participant was to commence receiving payment, the entire amount allocated to the Participant's Deferral Account and Company Contribution Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings from the date payment was to commence under Section 6.1.

6.3 -    PAYMENT BY TRUST.

         The Company may cause the payment of benefits under this Plan to be made in whole or in part by the trustee of a trust designated by the Committee (the "Trust"). The Committee may direct the Trustee to pay the Participant's or Beneficiary's benefit at the time and in the amount described herein. In the event the amounts allocated to the Participant under the Trust are not sufficient to provide the full amount of benefit payable to the Participant, the Company shall pay the remainder of such benefit.

6.4 -    WITHDRAWALS.

              Any Participant may receive a distribution as set forth in this
Section 6.4 prior to termination of employment. Such distribution shall be paid in the manner provided by the Committee. The Participant shall forever forfeit 10% of the amount of the distribution to the Company, and the Company shall have no obligation to the Participant (or Beneficiary) with respect to such forfeited amount. The Committee may provide that the forfeiture shall reduce the distribution, or shall reduce the Participant's Account remaining in the Plan. The total of all distributions to a Participant under this Section shall not exceed the lesser of: (1) the Participant's aggregate Compensation deferrals under Section 3.1; or (2) the Participant's Deferral Account.

6.5 -    LOANS.

         There shall be no loans permitted under the Plan.

6.6 -    DISTRIBUTIONS ON DISABILITY.

         If a Participant becomes Disabled, such Participant's Account shall be distributed pursuant to Section 6.1(b).

                                   ARTICLE VII
                                 DEATH BENEFITS

7.1 -    IN GENERAL.

         Upon the death of a Participant, and before his or her Account has been paid in full (either in a lump sum or installment payments), his or her Beneficiary shall receive the balance of the Participant's vested Account as of the date of death in accordance with Section 7.2.

7.2 -    PAYMENT OF DEATH BENEFITS.

         The death benefit payable pursuant to Section 7.1 shall be paid to the Participant's Beneficiary in a lump sum payment within 90 days of the Participant's death.

                                  ARTICLE VIII
                                   ARBITRATION

8.1 -    ARBITRATION.

         (a) A Participant or, following the Participant's death, a Beneficiary (collectively referred to in this section as "Claimant") may, if he desires, submit any claim for payment under the Plan or any dispute regarding the interpretation of the Plan to arbitration. This right to select arbitration shall be solely that of the Claimant, and the Claimant may decide whether or not to arbitrate in his discretion. The
"right to select arbitration" does not impose on the Claimant a requirement to submit a dispute for arbitration. The Claimant may, in lieu of arbitration, bring an action in appropriate civil court. The Claimant retains the right to select arbitration, even if a civil action (including, without limitation, an action for declaratory relief) is brought by the Company or any other fiduciary of the Plan prior to the commencement of arbitration. If arbitration is selected by the Claimant after a civil action concerning the Claimant's dispute has been brought by a person other than the Claimant, the Company, the trustee of any grantor trust that holds assets for the purpose of making benefit payments under the Plan ("Trustee"), and the Claimant shall take such actions as are necessary or appropriate, including dismissal of the civil action, so that the arbitration can be timely heard. Once arbitration is commenced, it may not be discontinued without the unanimous consent of all parties to the arbitration. During the lifetime of the Participant only he can use the arbitration procedure set forth in this section.

         (b) Any claim for arbitration may be submitted as follows: if the Claimant disagrees with an interpretation of the Plan by the Company or any fiduciary of the Plan, or disagrees with the calculation of his benefit under the Plan, such claim may be filed in writing with an arbitrator of the Claimant's choice who is selected by the method described in the next four sentences. The first step of the selection shall consist of the Claimant submitting in writing a list of five potential arbitrators to the Company and to the Trustee. Each of the five arbitrators must be either (1) a member of the National Academy of Arbitrators located in the state of the Claimant's principal residence or (2) a retired

California Superior Court or Appellate Court judge. Within one week after receipt of the list, the Trustee and the Company shall jointly select one of the five arbitrators as the arbitrator of the dispute in question. If the Trustee and Company fail to select an arbitrator in a timely manner (including failure to select an arbitrator by reason of disagreement between the Trustee and the Company as to the arbitrator to be selected), the Claimant then shall designate one of the five arbitrators as the arbitrator of the dispute in question.

         (c) The arbitration hearing shall be held within seven days (or as soon thereafter as possible) after the selection of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of the Claimant, the Trustee, and the Company. Absence from or nonparticipation at the hearing by any party shall not prevent the issuance of an award. Hearing procedures that will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his sole discretion when he decides he has heard sufficient evidence to justify issuance of an award.

         (d) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one week after the close of the hearing. In the event the arbitrator finds that the Claimant is entitled to the benefits he claimed, the arbitrator shall order the Company and/or the Trustee to pay such benefits, in the amounts and at such time as the arbitrator determines. The obligation of the Trustee to pay such benefits shall not, however, exceed the assets of the trust, and the Company shall be jointly and severally liable for any amount that the Trustee is ordered to pay. The award of the arbitrator shall be final and binding on the parties. The Company shall thereupon pay the Claimant immediately the amount that the arbitrator orders to be paid in the manner described in the award. The award may be enforced in any appropriate court as soon as possible after its rendition. If any action is brought to confirm the award, no appeal shall be taken by any party from any decision rendered in such action.

         (e) If the arbitrator determines either that the Claimant is entitled to the claimed benefits or that the claim by the Claimant was made in good faith, the arbitrator shall direct the Company to pay to the Claimant, and Company agrees to pay to the Claimant in accordance with such order, an amount equal to the Claimant's expenses in pursuing the claim, including attorneys' fees.

                                   ARTICLE IX
                                 ADMINISTRATION

9.1 -    COMMITTEE.

         A committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

9.2 -    COMMITTEE ACTION.

         The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

9.3 -    POWERS AND DUTIES OF THE COMMITTEE.

         (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

              (1)  To select the mutual funds, contracts or investment funds to be the Funds in accordance with Section 3.2(b) hereof;
              (2)  To construe and interpret the terms and provisions of this
                   Plan;
              (3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

              (4) To maintain all records that may be necessary for the administration of the Plan;
              (5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;
              (6) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and
              (7) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

              (8) To select those Highly Compensated Employees who shall be Eligible Employees.

9.4 -    CONSTRUCTION AND INTERPRETATION.

         The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

9.5 -    INFORMATION.

         To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death, Disability, or other cause of termination, and such other pertinent facts as the Committee may require.

9.6 -    COMPENSATION, EXPENSES AND INDEMNITY.

         (a) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

         (b) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

9.7 -    QUARTERLY STATEMENTS.

         Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 -   UNSECURED GENERAL CREDITOR.

         Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

10.2 -   RESTRICTION AGAINST ASSIGNMENT.

         The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

10.3 -   WITHHOLDING.

         There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

10.4 -   AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION.

         The Company may amend, modify, suspend or terminate the Plan in whole or in part, except that (a) no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts, and (b) Section 8.1 may not be amended with respect to any Participant or Beneficiary following the date the Participant or Beneficiary makes a claim for benefits under the Plan. In the event that this Plan is terminated, the amounts credited to a Participant's Accounts (including any previously unvested amounts) shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty
(30) days following the date of termination.

10.5 -   GOVERNING LAW.

         This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

10.6 -   RECEIPT OR RELEASE.

         Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee, the Company and the Trustee. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

10.7 -   PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY.

         In the event that any amount becomes payable under the Plan to a person who, in the sole judgement of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgement, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

10.8 -   HEADINGS, ETC. NOT PART OF AGREEMENT.

         Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this _______ day of __________, 1996.


                                          HILTON HOTELS CORPORATION


                                          By:
                                              ----------------------------------
                                          Its:
                                              ----------------------------------